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                                                                   Exhibit 99.1

           Spectrum Sciences Announces Significant Debt Restructuring

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     Company Notes Substantial Progress in Commitment to Enhancing Cash Flow and
Improving Balance Sheet

FORT WALTON BEACH, FL - January 21, 2004/PRNewswire Spectrum Sciences & Software Holdings Corp. (OTC BB SPSC), highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government matters, announced today the completion of a significant debt restructuring with its principal lender.

The restructuring agreement, executed on December 31, 2003 with SouthTrust Bank, the company's principal lender, extends the maturity dates on all outstanding indebtedness, resulting in a more favorable long-term classification. Pursuant to the terms of the restructuring, the company and SouthTrust agreed to extended terms of the company's total debt of approximately $2.4 million, reclassifying approximately $1.7 million as long term. The bank's agreement is largely based on Spectrum's performance and improving financial condition. On a current basis, the company has liquidated approximately $1.8 million in principal, representing approximately 60% of the original debt. In addition, with the extension of the maturity dates of the loans, the debt payments are reduced by an annualized $120,000.

Consistent with the Spectrum 2004 strategic plan is the company's intention to liquidate an additional $1.7 million in real estate loans through the sale of the attendant real estate holdings, currently with an estimated appraised value of approximately $2.75 million. The $1.7 million represents a significant portion of the company's total $2.4 million in bank debt.

"Pursuant to our 2004 strategic plan, we are fully committed to creating a debt free company by the conclusion of our fiscal year," stated Nancy Gontarek, chief financial officer for Spectrum. "The bank restructuring is an important component in our mission of improving cash flow, enhancing our balance sheet and improving efficiencies."

About Spectrum Sciences & Software Holdings Corp.

Spectrum Sciences & Software Holdings Corp. is highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government matters. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 130 employees. Primary markets include engineering services, operation, maintenance, information technology and manufacturing. Spectrum provides and maintains Software Model Development and Safety Footprint Development to the Air Force, Army, Navy and many of our allied nations. Spectrum also operates and manages the largest air-to-ground bombing range, located in Gila Bend, in the United States. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. Our manufacturing division is ISO 9001/2000-qualified and provides a broad array of manufacturing services for both commercial and Department of Defense customers. To find out more about Spectrum, visit our website at www.specsci.com

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For Investor Relations questions contact: Steve Cook, (steve.cook@specsci.com) 800-368-5278 ext 44.